EXHIBIT 99.1

Keurig Dr Pepper Reports Q3 2023 Results and Reaffirms Full Year Guidance

Q3 Performance Led by Continued Net Sales Momentum and Strong Gross Margin Expansion

BURLINGTON, MA and FRISCO, TX (October 26, 2023) – Keurig Dr Pepper Inc. (NASDAQ: KDP) today reported results for the third quarter ended September 30, 2023 and reaffirmed its guidance for full year constant currency net sales growth of 5% to 6% and Adjusted diluted EPS growth of 6% to 7%.

	Reported GAAP Basis		Adjusted Basis[1]
	Q3	YTD	Q3	YTD
Net Sales	$3.81 bn	$10.95 bn	$3.81 bn	$10.95 bn
% vs prior year	5.1%	6.8%	4.1%	6.2%
Diluted EPS	$0.37	$1.05	$0.48	$1.24
% vs prior year	184.6%	52.2%	4.3%	5.1%
“In the third quarter, we maintained healthy revenue momentum and delivered a significant gross margin inflection, helping to fund reinvestment in our brands and capabilities,” said Chairman and CEO Bob Gamgort. “In addition to continued strong results across our U.S. Refreshment Beverages and International segments, we also began to rebuild our margins in U.S. Coffee. We are reaffirming our full year outlook and remain committed to delivering a strong Q4 with an improved composition of earnings.”
Gamgort continued, “KDP continues to pair strong execution and financial delivery with building the foundation for the Company’s next phase of growth. Today we announced our expansion into sports hydration through a new and exciting partnership with Grupo PiSA for Electrolit. Over the past 12 months, we have established new growth platforms in sports hydration, energy and RTD coffee by partnering with compelling brands and leveraging our unique distribution assets across both cold and hot beverages to attract strong partnerships.”
Third Quarter Consolidated Results
Net sales for the third quarter of 2023 increased 5.1% to $3.81 billion, compared to $3.62 billion in the year-ago period. On a constant currency basis, net sales advanced 4.1%, driven by net price realization of 5.5% that was only partially offset by lower volume/mix of 1.4%. Revenue momentum reflected the continued strength of the Company’s brand portfolio and in-market execution, as well as manageable elasticity across most categories.
GAAP operating income increased 127.4% to $896 million, compared to $394 million in the year-ago period. The comparison primarily reflected the favorable year-over-year impact of items affecting comparability, including a $311 million impairment in the prior year period, as well as strong gross profit growth.
Adjusted1 operating income increased 3.1% to $984 million and totaled 25.9% as a percent of net sales. Adjusted operating income growth was driven by 6.0% Adjusted gross profit growth, translating to 100 basis points of Adjusted gross margin expansion, with gains from pricing and productivity more than offsetting both the modest volume/mix decline and continued input cost pressure. The growth in Adjusted gross profit funded a double-digit increase in marketing investment and more than offset inflation in transportation, warehousing and other corporate costs.
_________________________________________
1 Adjusted financial metrics presented in this release are non-GAAP, excluding items affecting comparability and with growth rates presented on a constant currency basis. See reconciliations of GAAP results to Adjusted results on a constant currency basis in the accompanying tables.

GAAP net income for the quarter increased 187.8% to $518 million, or $0.37 per diluted share, compared to $180 million, or $0.13 per diluted share, in the year-ago period. This performance primarily reflected a favorable year-over-year impact of items affecting comparability, partially offset by a higher GAAP tax rate.
Adjusted net income for the quarter advanced 1.8% to $673 million, and Adjusted diluted EPS increased 4.3% to $0.48. The Adjusted net income and EPS growth was driven by the Adjusted operating income growth, partly offset by higher interest expense.
Operating cash flow for the third quarter was $580 million and free cash flow totaled $459 million. As expected, free cash flow strengthened from the first half of the year, reflecting the combination of profit growth and moderating working capital usage.
Third Quarter Segment Results
U.S. Refreshment Beverages
Net sales for the third quarter increased 5.9% to $2.27 billion, compared to $2.14 billion in the year-ago period, driven by net price realization of 7.1% and a modest decline in volume/mix of 1.2%. This strong performance reflected resilient category trends, continued market share gains and the contribution from KDP’s sales and distribution partnership with Nutrabolt for C4 Energy.
KDP in-market performance in the U.S. Liquid Refreshment Beverages (LRB) category remained healthy. Retail dollar consumption2 advanced 7.0% and market share grew in categories representing approximately 82% of the Company’s cold beverage retail sales base. The dollar share gains were led by Dr Pepper and Squirt in CSDs3, Polar in unsweetened sparkling water, Vita Coco, C4 Energy and Mott’s apple juice.
GAAP operating income increased 109.9% to $676 million, compared to $322 million in the year-ago period. The growth primarily reflected the favorable year-over-year impact of items affecting comparability, including the aforementioned $311 million impairment in the prior year period.
Adjusted operating income increased 6.1% to $695 million and totaled 30.6% as a percent of net sales, driven by net sales gains and productivity, which more than offset continued broad-based input cost inflation and a significant increase in marketing investment.
U.S. Coffee
Net sales for the third quarter decreased 3.2% to $1.01 billion, compared to $1.05 billion in the year-ago period, driven by net price realization of 3.1% and a volume/mix decline of 6.3%.
Pod revenue decreased 4.8%, driven by a shipment decline of 8.1%. As expected, pod volume growth lagged gradually improving single serve category consumption, due to an unfavorable comparison to trade inventory builds in the year-ago period and the continued impact of exiting certain low-margin private label contracts.
Across IRi tracked channels, U.S. retail dollar consumption of KDP-Manufactured K-Cup® Pods decreased 7.0%, with significantly stronger performance registered in untracked channels. KDP Manufactured dollar share in the quarter was approximately 79%.
Brewer shipments totaled 10.2 million for the twelve months ending September 30, 2023, declining 4.5% year-over-year. In the quarter, brewer shipments grew year-over-year as KDP prepared for the upcoming holiday season, which is a key period for brewer demand.
GAAP operating income increased 7.7% to $293 million, compared to $272 million in the year-ago period, including a modest year-over-year benefit of items affecting comparability.
Adjusted operating income increased 5.7% to $333 million and totaled 32.9% as a percent of net sales. Adjusted operating income margin inflected strongly versus prior year, driven by higher net price realization and productivity, which more than offset the impacts of the volume/mix decline and inflation.
_________________________________________
2 Retail consumption data based on Keurig Dr Pepper’s custom IRi category definitions for the 13-week period ending 10/1/2023.
3 CSDs refer to “Carbonated Soft Drinks”.

International
Net sales for the third quarter increased 20.8% to $523 million, compared to $433 million in the year-ago period. On a constant currency basis, net sales advanced 12.9%, driven by volume/mix growth of 9.0% and net price realization of 3.9%. This very strong performance reflected continued momentum in both Mexico and Canada.
GAAP operating income increased 43.3% to $139 million, compared to $97 million in the year-ago period, including a modest year-over-year benefit of items affecting comparability.
Adjusted operating income increased 31.7% to $145 million and totaled 28.0% as a percent of net sales, driven by the net sales momentum and productivity gains, which more than offset continued inflation.
2023 Guidance
The 2023 guidance provided below is presented on a constant currency, non-GAAP basis. The Company does not provide reconciliations of such forward-looking non-GAAP measures to GAAP measures, due to the inability to predict the amount and timing of impacts outside of the Company's control on certain items, such as non-cash gains or losses resulting from mark-to-market adjustments of derivative instruments, among others, which could be material.
KDP reaffirmed its 2023 guidance for constant currency net sales growth of 5% to 6% and Adjusted diluted EPS growth of 6% to 7%.

Investor Contacts:
Jane Gelfand
T: 888-340-5287 / jane.gelfand@kdrp.com
Chethan Mallela
T: 888-340-5287 / chethan.mallela@kdrp.com
Media Contact:
Katie Gilroy
T: 781-418-3345 / katie.gilroy@kdrp.com

ABOUT KEURIG DR PEPPER
Keurig Dr Pepper (KDP) is a leading beverage company in North America, with annual revenue of more than $14 billion and approximately 28,000 employees. KDP holds leadership positions in liquid refreshment beverages, including soft drinks, specialty coffee and tea, water, juice and juice drinks and mixers, and markets the #1 single serve coffee brewing system in the U.S. and Canada. The Company’s portfolio of more than 125 owned, licensed and partner brands is designed to satisfy virtually any consumer need, any time, and includes Keurig®, Dr Pepper®, Canada Dry®, Clamato®, CORE®, Green Mountain Coffee Roasters®, Mott's®, Snapple®, and The Original Donut Shop®. Through its powerful sales and distribution network, KDP can deliver its portfolio of hot and cold beverages to nearly every point of purchase for consumers. The Company’s Drink Well. Do Good. corporate responsibility platform is focused on the greatest opportunities for impact in the environment, its supply chain, the health and well-being of consumers and with its people and communities. For more information, visit www.keurigdrpepper.com.
FORWARD LOOKING STATEMENTS
Certain statements contained herein are “forward-looking statements” within the meaning of applicable securities laws and regulations. These forward-looking statements can generally be identified by the use of words such as “outlook,” “guidance,” “anticipate,” “expect,” “believe,” “could,” “estimate,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will,” “would,” and similar words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. These statements are based on the current expectations of our management, are not predictions of actual performance, and actual results may differ materially.
Forward-looking statements are subject to a number of risks and uncertainties, including the factors disclosed in our Annual Report on Form 10-K and subsequent filings with the SEC. We are under no obligation to update, modify or withdraw any forward-looking statements, except as required by applicable law.
NON-GAAP FINANCIAL MEASURES
This release includes certain non-GAAP financial measures including Adjusted gross profit, Adjusted operating income, Adjusted net income, Adjusted diluted EPS, free cash flow and financial measures presented on a constant currency basis, which differ from results using U.S. Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies. Non-GAAP financial measures typically exclude certain charges, including one-time costs that are not expected to occur routinely in future periods. The Company uses non-GAAP financial measures internally to focus management on performance excluding these special charges to gauge our business operating performance. Management believes this information is helpful to investors because it increases transparency and assists investors in understanding the underlying performance of the Company and in the analysis of ongoing operating trends. Additionally, management believes that non-GAAP financial measures are frequently used by analysts and investors in their evaluation of companies, and their continued inclusion provides consistency in financial reporting and enables analysts and investors to perform meaningful comparisons of past, present and future operating results. The most directly comparable GAAP financial measures and reconciliations to non-GAAP financial measures are set forth in the appendix to this release and included in the Company’s filings with the SEC.
To the extent that the Company provides guidance, it does so only on a non-GAAP basis and does not provide reconciliations of such forward-looking non-GAAP measures to GAAP due to the inability to predict the amount and timing of impacts outside of the Company’s control on certain items, such as non-cash gains or losses resulting from mark-to-market adjustments of derivative instruments, among others, which could be material.

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Third Quarter		First Nine Months
(in millions, except per share data)	2023	2022	2023	2022
Net sales	$3,805	$3,622	$10,947	$10,254
Cost of sales	1,694	1,721	5,051	4,927
Gross profit	2,111	1,901	5,896	5,327
Selling, general and administrative expenses	1,217	1,196	3,654	3,418
Impairment of intangible assets	2	311	2	311
Gain on litigation settlement	—	—	—	(299)
Other operating income, net	(4)	—	(9)	(35)
Income from operations	896	394	2,249	1,932
Interest expense	237	207	432	570
Loss on early extinguishment of debt	—	—	—	217
Gain on sale of equity method investment	—	—	—	(50)
Impairment of investments and note receivable	—	—	—	12
Other (income) expense, net	(5)	4	(41)	22
Income before provision for income taxes	664	183	1,858	1,161
Provision for income taxes	146	4	370	179
Net income including non-controlling interest	518	179	1,488	982
Less: Net loss attributable to non-controlling interest	—	(1)	—	(1)
Net income attributable to KDP	$518	$180	$1,488	$983

Earnings per common share:
Basic	$0.37	$0.13	$1.06	$0.69
Diluted	0.37	0.13	1.05	0.69
Weighted average common shares outstanding:
Basic	1,397.4	1,416.1	1,401.3	1,417.3
Diluted	1,406.2	1,427.2	1,410.8	1,428.8

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,	December 31,
(in millions, except share and per share data)	2023	2022
Assets
Current assets:
Cash and cash equivalents	$260	$535
Trade accounts receivable, net	1,279	1,484
Inventories	1,348	1,314
Prepaid expenses and other current assets	519	471
Total current assets	3,406	3,804
Property, plant and equipment, net	2,527	2,491
Investments in unconsolidated affiliates	1,336	1,000
Goodwill	20,122	20,072
Other intangible assets, net	23,223	23,183
Other non-current assets	1,117	1,252
Deferred tax assets	32	35
Total assets	$51,763	$51,837
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	4,090	5,206
Accrued expenses	1,123	1,153
Structured payables	122	137
Short-term borrowings and current portion of long-term obligations	2,798	895
Other current liabilities	681	685
Total current liabilities	8,814	8,076
Long-term obligations	9,940	11,072
Deferred tax liabilities	5,714	5,739
Other non-current liabilities	1,931	1,825
Total liabilities	26,399	26,712
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 15,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 1,398,322,033 and 1,408,394,293 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	14	14
Additional paid-in capital	21,014	21,444
Retained earnings	4,165	3,539
Accumulated other comprehensive income	171	129
Total stockholders' equity	25,364	25,126
Non-controlling interest	—	(1)
Total equity	25,364	25,125
Total liabilities and stockholders' equity	$51,763	$51,837

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	First Nine Months
(in millions)	2023	2022
Operating activities:
Net income attributable to KDP	$1,488	$983
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	299	301
Amortization of intangibles	103	100
Other amortization expense	136	129
Provision for sales returns	42	38
Deferred income taxes	(22)	(281)
Employee stock-based compensation expense	86	43
Loss on early extinguishment of debt	—	217
Gain on sale of equity method investment	—	(50)
Gain on disposal of property, plant and equipment	(3)	(38)
Unrealized (gain) loss on foreign currency	(4)	22
Unrealized loss on derivatives	44	387
Settlements of interest rate contracts	54	125
Equity in (earnings) loss of unconsolidated affiliates	(24)	6
Impairment of intangible assets	2	311
Impairment on investments and note receivable of unconsolidated affiliates	—	12
Other, net	(5)	22
Changes in assets and liabilities:
Trade accounts receivable	170	(372)
Inventories	(31)	(552)
Income taxes receivable and payables, net	(39)	(106)
Other current and non-current assets	(159)	(380)
Accounts payable and accrued expenses	(1,155)	1,014
Other current and non-current liabilities	50	167
Net change in operating assets and liabilities	(1,164)	(229)
Net cash provided by operating activities	1,032	2,098
Investing activities:
Proceeds from sale of investment in unconsolidated affiliates	—	50
Purchases of property, plant and equipment	(271)	(260)
Proceeds from sales of property, plant and equipment	9	79
Purchases of intangibles	(55)	(19)
Issuance of related party note receivable	—	(18)
Investments in unconsolidated affiliates	(308)	(48)
Other, net	2	3
Net cash (used in) provided by investing activities	(623)	(213)
Financing activities:
Proceeds from issuance of Notes	—	3,000
Repayments of Notes	—	(3,365)
Net issuance (repayment) of commercial paper	750	(149)
Proceeds from structured payables	91	114
Repayments of structured payables	(105)	(111)
Cash dividends paid	(842)	(796)
Repurchases of common stock	(457)	(88)
Tax withholdings related to net share settlements	(57)	(10)
Payments on finance leases	(74)	(65)
Other, net	(3)	(45)
Net cash used in financing activities	(697)	(1,515)
Cash, cash equivalents, and restricted cash and cash equivalents:
Net change from operating, investing and financing activities	(288)	370
Effect of exchange rate changes	13	(10)
Beginning balance	535	568
Ending balance	$260	$928

KEURIG DR PEPPER INC.
RECONCILIATION OF SEGMENT INFORMATION
(UNAUDITED)

	Third Quarter		First Nine Months
(in millions)	2023	2022	2023	2022
Net Sales
U.S. Refreshment Beverages	$2,270	$2,144	$6,607	$6,009
U.S. Coffee	1,012	1,045	2,913	3,017
International	523	433	1,427	1,228
Total net sales	$3,805	$3,622	$10,947	$10,254

Income from Operations
U.S. Refreshment Beverages	$676	$322	$1,795	$1,554
U.S. Coffee	293	272	775	822
International	139	97	331	259
Unallocated corporate costs	(212)	(297)	(652)	(703)
Total income from operations	$896	$394	$2,249	$1,932

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)
The company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures that reflect the way management evaluates the business may provide investors with additional information regarding the company's results, trends and ongoing performance on a comparable basis.
Specifically, investors should consider the following with respect to our financial results:
Adjusted: Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability.
Items affecting comparability: Defined as certain items that are excluded for comparison to prior year periods, adjusted for the tax impact as applicable. Tax impact is determined based upon an approximate rate for each item. For each period, management adjusts for (i) the unrealized mark-to-market impact of derivative instruments not designated as hedges in accordance with U.S. GAAP that do not have an offsetting risk reflected within the financial results, as well as the unrealized mark-to-market impact of our Vita Coco investment; (ii) the amortization associated with definite-lived intangible assets; (iii) the amortization of the deferred financing costs associated with the DPS Merger; (iv) the amortization of the fair value adjustment of the senior unsecured notes obtained as a result of the DPS Merger; (v) stock compensation expense and the associated windfall tax benefit attributable to the matching awards made to employees who made an initial investment in KDP; (vi) transaction costs for significant business combinations (completed or abandoned); (vii) non-cash changes in deferred tax liabilities related to goodwill and other intangible assets as a result of tax rate or apportionment changes; (viii) impairments recognized on certain intangible assets; and (ix) other certain items that are excluded for comparison purposes to prior year periods.
For the third quarter and first nine months of 2023, the other certain items excluded for comparison purposes include (i) productivity expenses, (ii) restructuring expenses associated with the 2023 CEO Succession and Associated Realignment, and (iii) costs related to significant non-routine legal matters, specifically the antitrust litigation. Additionally, during the first nine months of 2023, the non-cash changes in deferred tax liabilities related to goodwill and other intangible assets included an immaterial non-cash true-up of the valuation of foreign deferred tax liabilities related to a prior period.
For the third quarter and first nine months of 2022, the other certain items excluded for comparison purposes include (i) restructuring and integration expenses related to significant business combinations; (ii) productivity expenses; (iii) costs related to significant non-routine legal matters, specifically the antitrust litigation; (iv) the loss on early extinguishment of debt related to the redemption of debt; (v) incremental costs to our operations related to risks associated with the COVID-19 pandemic, which were incurred to either maintain the health and safety of our front-line employees or temporarily increase compensation to such employees to ensure essential operations continue during the pandemic; (vi) the gain on the sale of our investment in BodyArmor as a result of the settlement of the associated holdback liability; (vii) the gain on the settlement of our prior litigation with BodyArmor, excluding recoveries of previously incurred litigation expenses which were included in our adjusted results; (viii) losses recognized with respect to our equity method investment in Bedford as a result of funding our share of their wind-down costs; and (ix) foundational projects, which are transformative and non-recurring in nature.
Constant currency adjusted: Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability, calculated on a constant currency basis by converting our current period local currency financial results using the prior period foreign currency exchange rates.
For the third quarter and first nine months of 2023 and 2022, the supplemental financial data set forth below includes reconciliations of adjusted and constant currency adjusted financial measures to the applicable financial measure presented in the unaudited condensed consolidated financial statements for the same period.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)

	Cost of sales	Gross profit	Gross margin	Selling, general and administrative expenses	Impairment of intangible assets	Income from operations	Operating margin
For the Third Quarter of 2023
Reported	$1,694	$2,111	55.5%	$1,217	$2	$896	23.5%
Items Affecting Comparability:
Mark to market	13	(13)		21	—	(34)
Amortization of intangibles	—	—		(34)	—	34
Stock compensation	—	—		(4)	—	4
Restructuring - 2023 CEO Succession and Associated Realignment	—	—		(27)	—	27
Productivity	(25)	25		(27)	—	52
Impairment of intangible assets	—	—		—	(2)	2
Non-routine legal matters	—	—		(2)	—	2
Transaction costs	—	—		(1)	—	1
Adjusted	$1,682	$2,123	55.8%	$1,143	$—	$984	25.9%
Impact of foreign currency			—%				—%
Constant currency adjusted			55.8%				25.9%

For the Third Quarter of 2022
Reported	$1,721	$1,901	52.5%	$1,196	$311	$394	10.9%
Items Affecting Comparability:
Mark to market	(51)	51		(55)	—	106
Amortization of intangibles	—	—		(33)	—	33
Stock compensation	—	—		(5)	—	5
Restructuring and integration costs - DPS Merger	—	—		(33)	—	33
Productivity	(30)	30		(27)	—	57
Impairment of intangible assets	—	—		—	(311)	311
Non-routine legal matters	—	—		(2)	—	2
COVID-19	(3)	3		(2)	—	5
Foundational projects	—	—		(1)	—	1
Adjusted	$1,637	$1,985	54.8%	$1,038	$—	$947	26.1%
Refer to page A-8 for reconciliations of reported net sales to constant currency net sales and adjusted income from operations to constant currency adjusted income from operations.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)

	Interest expense	Other (income) expense, net	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income attributable to KDP	Diluted earnings per share
For the Third Quarter of 2023
Reported	$237	$(5)	$664	$146	22.0%	$518	$0.37
Items Affecting Comparability:
Mark to market	(114)	(2)	82	20		62	0.04
Amortization of intangibles	—	—	34	9		25	0.02
Amortization of fair value debt adjustment	(5)	—	5	1		4	—
Stock compensation	—	—	4	3		1	—
Restructuring - 2023 CEO Succession and Associated Realignment	—	—	27	6		21	0.01
Productivity	—	—	52	12		40	0.03
Impairment of intangible assets	—	—	2	—		2	—
Non-routine legal matters	—	—	2	—		2	—
Transaction costs	—	—	1	—		1	—
Change in deferred tax liabilities related to goodwill and other intangible assets	—	—	—	3		(3)	—
Adjusted	$118	$(7)	$873	$200	22.9%	$673	$0.48
Impact of foreign currency					(0.2)%
Constant currency adjusted					22.7%

For the Third Quarter of 2022
Reported	$207	$4	$183	$4	2.2%	$180	$0.13
Items Affecting Comparability:
Mark to market	(113)	2	217	54		163	0.11
Amortization of intangibles	—	—	33	8		25	0.02
Amortization of fair value of debt adjustment	(5)	—	5	1		4	—
Stock compensation	—	—	5	2		3	—
Restructuring and integration costs - DPS Merger	—	—	33	8		25	0.02
Productivity	—	—	57	10		47	0.03
Impairment of intangible assets	—	—	311	77		234	0.16
Non-routine legal matters	—	—	2	—		2	—
COVID-19	—	—	5	1		4	—
Foundational projects	—	—	1	1		—	—
Change in deferred tax liabilities related to goodwill and other intangible assets	—	—	—	31		(31)	(0.02)
Adjusted	$89	$6	$852	$197	23.1%	$656	$0.46

Change - adjusted	32.6%					2.6%	4.3%
Impact of foreign currency	—%					(0.8)%	—%
Change - constant currency adjusted	32.6%					1.8%	4.3%
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)

(in millions)	Reported	Items Affecting Comparability	Adjusted
For the third quarter of 2023
Income from operations
U.S. Refreshment Beverages	$676	$19	$695
U.S. Coffee	293	40	333
International	139	6	145
Unallocated corporate costs	(212)	23	(189)
Total income from operations	$896	$88	$984

For the third quarter of 2022
Income from operations
U.S. Refreshment Beverages	$322	$333	$655
U.S. Coffee	272	43	315
International	97	7	104
Unallocated corporate costs	(297)	170	(127)
Total income from operations	$394	$553	$947

	Reported	Impact of Foreign Currency	Constant Currency
For the third quarter of 2023
Net sales
U.S. Refreshment Beverages	5.9%	—%	5.9%
U.S. Coffee	(3.2)	—	(3.2)
International	20.8	(7.9)	12.9
Total net sales	5.1	(1.0)	4.1

	Adjusted	Impact of Foreign Currency	Constant Currency Adjusted
For the third quarter of 2023
Income from operations
U.S. Refreshment Beverages	6.1%	—%	6.1%
U.S. Coffee	5.7	—	5.7
International	39.4	(7.7)	31.7
Total income from operations	3.9	(0.8)	3.1

	Reported	Items Affecting Comparability	Adjusted	Impact of Foreign Currency	Constant Currency Adjusted
For the third quarter of 2023
Operating margin
U.S. Refreshment Beverages	29.8%	0.8%	30.6%	—%	30.6%
U.S. Coffee	29.0	3.9	32.9	—	32.9
International	26.6	1.1	27.7	0.3	28.0
Total operating margin	23.5	2.4	25.9	—	25.9

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)

	Cost of sales	Gross profit	Gross margin	Selling, general and administrative expenses	Impairment of intangible assets	Gain on litigation settlement	Other operating income, net	Income from operations	Operating margin
For the First Nine Months of 2023
Reported	$5,051	$5,896	53.9%	$3,654	$2	$—	$(9)	$2,249	20.5%
Items Affecting Comparability:
Mark to market	18	(18)		14	—	—	—	(32)
Amortization of intangibles	—	—		(103)	—	—	—	103
Stock compensation	—	—		(13)	—	—	—	13
Restructuring - 2023 CEO Succession and Associated Realignment	—	—		(27)	—	—	—	27
Productivity	(89)	89		(99)	—	—	—	188
Impairment of intangible assets	—	—		—	(2)	—	—	2
Non-routine legal matters	—	—		(5)	—	—	—	5
Transaction costs	—	—		(1)	—	—	—	1
Adjusted	$4,980	$5,967	54.5%	$3,420	$—	$—	$(9)	$2,556	23.3%
Impact of foreign currency			—%						0.1%
Constant currency adjusted			54.5%						23.4%

For the First Nine Months of 2022
Reported	$4,927	$5,327	52.0%	$3,418	$311	$(299)	$(35)	$1,932	18.8%
Items Affecting Comparability:
Mark to market	(130)	130		(29)	—	—	—	159
Amortization of intangibles	—	—		(100)	—	—	—	100
Stock compensation	—	—		(3)	—	—	—	3
Restructuring and integration costs - DPS Merger	—	—		(89)	—	—	(2)	91
Productivity	(86)	86		(73)	—	—	—	159
Impairment of intangible assets	—	—		—	(311)	—	—	311
Non-routine legal matters	—	—		(9)	—	—	—	9
COVID-19	(10)	10		(4)	—	—	—	14
Gain on litigation	—	—		—	—	271	—	(271)
Transaction costs	—	—		(1)	—	—	—	1
Foundational projects	—	—		(3)	—	—	—	3
Adjusted	$4,701	$5,553	54.2%	$3,107	$—	$(28)	$(37)	$2,511	24.5%

Refer to page A-12 for reconciliations of reported net sales to constant currency net sales and adjusted income from operations to constant currency adjusted income from operations.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)

	Interest expense	Loss on early extinguishment of debt	Gain on sale of equity method investment	Impairment of investments and note receivable	Other (income) expense, net	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income attributable to KDP	Diluted earnings per share
For the First Nine Months of 2023
Reported	$432	$—	$—	$—	$(41)	$1,858	$370	19.9%	$1,488	$1.05
Items Affecting Comparability:
Mark to market	(74)	—	—	—	16	26	6		20	0.01
Amortization of intangibles	—	—	—	—	—	103	25		78	0.06
Amortization of deferred financing costs	(1)	—	—	—	—	1	—		1	—
Amortization of fair value debt adjustment	(14)	—	—	—	—	14	3		11	0.01
Stock compensation	—	—	—	—	—	13	6		7	—
Restructuring - 2023 CEO Succession and Associated Realignment	—	—	—	—	—	27	6		21	0.01
Productivity	—	—	—	—	—	188	45		143	0.10
Impairment of intangible assets	—	—	—	—	—	2	—		2	—
Non-routine legal matters	—	—	—	—	—	5	1		4	—
Transaction costs	—	—	—	—	—	1	—		1	—
Change in deferred tax liabilities related to goodwill and other intangible assets	—	—	—	—	—	—	28		(28)	(0.02)
Adjusted	$343	$—	$—	$—	$(25)	$2,238	$490	21.9%	$1,748	$1.24
Impact of foreign currency								(0.1)%
Constant currency adjusted								21.8%

Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)

	Interest expense	Loss on early extinguishment of debt	Gain on sale of equity method investment	Impairment of investments and note receivable	Other (income) expense, net	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income attributable to KDP	Diluted earnings per share
For the First Nine Months of 2022
Reported	$570	$217	$(50)	$12	$22	$1,161	$179	15.4%	$983	$0.69
Items Affecting Comparability:
Mark to market	(247)	—	—	—	—	406	101		305	0.21
Amortization of intangibles	—	—	—	—	—	100	25		75	0.05
Amortization of deferred financing costs	(2)	—	—	—	—	2	—		2	—
Amortization of fair value of debt adjustment	(14)	—	—	—	—	14	3		11	0.01
Stock compensation	—	—	—	—	—	3	(1)		4	—
Restructuring and integration costs - DPS Merger	—	—	—	—	—	91	22		69	0.05
Productivity	—	—	—	—	—	159	32		127	0.09
Impairment of intangible assets	—	—	—	—	—	311	77		234	0.16
Impairment of investment	—	—	—	(12)	—	12	—		12	0.01
Loss on early extinguishment of debt	—	(217)	—	—	—	217	54		163	0.11
Non-routine legal matters	—	—	—	—	—	9	2		7	—
COVID-19	—	—	—	—	—	14	3		11	0.01
Gain on litigation	—	—	—	—	—	(271)	(68)		(203)	(0.14)
Gain on sale of equity-method investment	—	—	50	—	—	(50)	(12)		(38)	(0.03)
Transaction costs	—	—	—	—	—	1	—		1	—
Foundational projects	—	—	—	—	—	3	1		2	—
Change in deferred tax liabilities related to goodwill and other intangible assets	—	—	—	—	—	—	81		(81)	(0.06)
Adjusted	$307	$—	$—	$—	$22	$2,182	$499	22.9%	$1,684	$1.18

Change - adjusted	11.7%								3.8%	5.1%
Impact of foreign currency	—%								(0.6)%	(0.9)%
Change - Constant currency adjusted	11.7%								3.2%	4.2%
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN FINANCIAL MEASURES BY SEGMENT TO CONSTANT CURRENCY ADJUSTED FINANCIAL MEASURES BY SEGMENT
(UNAUDITED)

(in millions)	Reported	Items Affecting Comparability	Adjusted
For the first nine months of 2023:
Income from operations
U.S. Refreshment Beverages	$1,795	$54	$1,849
U.S. Coffee	775	135	910
International	331	14	345
Unallocated corporate costs	(652)	104	(548)
Total income from operations	$2,249	$307	$2,556

For the first nine months of 2022:
Income from operations
U.S. Refreshment Beverages	$1,554	$103	$1,657
U.S. Coffee	822	136	958
International	259	20	279
Unallocated corporate costs	(703)	320	(383)
Total income from operations	$1,932	$579	$2,511

	Reported	Impact of Foreign Currency	Constant Currency
For the first nine months of 2023:
Net sales
U.S. Refreshment Beverages	10.0%	—%	10.0%
U.S. Coffee	(3.4)	—	(3.4)
International	16.2	(4.3)	11.9
Total net sales	6.8	(0.6)	6.2

	Adjusted	Impact of Foreign Currency	Constant Currency Adjusted
For the first nine months of 2023:
Income from operations
U.S. Refreshment Beverages	11.6%	—%	11.6%
U.S. Coffee	(5.0)	—	(5.0)
International	23.7	(4.3)	19.4
Total income from operations	1.8	(0.5)	1.3

	Reported	Items Affecting Comparability	Adjusted	Impact of Foreign Currency	Constant Currency Adjusted
For the first nine months of 2023:
Operating margin
U.S. Refreshment Beverages	27.2%	0.8%	28.0%	—%	28.0%
U.S. Coffee	26.6	4.6	31.2	—	31.2
International	23.2	1.0	24.2	—	24.2
Total operating margin	20.5	2.8	23.3	0.1	23.4
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF ADJUSTED EBITDA AND MANAGEMENT LEVERAGE RATIO
(UNAUDITED)

(in millions, except for ratio)
ADJUSTED EBITDA RECONCILIATION - LAST TWELVE MONTHS
Net income attributable to KDP	$1,941
Interest expense	555
Provision for income taxes	475
Other (income) expense, net	(49)
Depreciation expense	397
Other amortization	179
Amortization of intangibles	141
EBITDA	$3,639
Items affecting comparability:
Impairment of intangible assets	$168
Restructuring and integration expenses - DPS Merger	81
Restructuring - 2023 CEO Succession and Associated Realignment	27
Productivity	216
Non-routine legal matters	9
Stock compensation	15
Transaction costs	1
Foundational projects	1
Mark to market	(41)
Adjusted EBITDA	$4,116

September 30,
2023
Principal amounts of:
Commercial paper notes	$1,149
Senior unsecured notes	11,743
Total principal amounts	12,892
Less: Cash and cash equivalents	260
Total principal amounts less cash and cash equivalents	$12,632

September 30, 2023 Management Leverage Ratio	3.1

Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF ADJUSTED EBITDA - LAST TWELVE MONTHS
(UNAUDITED)

(in millions)	FOURTH QUARTER OF 2022	FIRST NINE MONTHS OF 2023	LAST TWELVE MONTHS
Net income attributable to KDP	$453	$1,488	$1,941
Interest expense	123	432	555
Provision for income taxes	105	370	475
Other (income) expense, net	(8)	(41)	(49)
Depreciation expense	98	299	397
Other amortization	43	136	179
Amortization of intangibles	38	103	141
EBITDA	$852	$2,787	$3,639
Items affecting comparability:
Impairment of intangible assets	$166	$2	$168
Restructuring and integration expenses - DPS Merger	81	—	81
Restructuring - 2023 CEO Succession and Associated Realignment	—	27	27
Productivity	64	152	216
Nonroutine legal matters	4	5	9
Stock compensation	2	13	15
Transaction costs	—	1	1
Foundational projects	1	—	1
Mark to market	(9)	(32)	(41)
Adjusted EBITDA	$1,161	$2,955	$4,116
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(UNAUDITED)

Free cash flow is defined as net cash provided by operating activities adjusted for purchases of property, plant and equipment, proceeds from sales of property, plant and equipment, and certain items excluded for comparison to prior year periods. For the first nine months of 2023 and 2022, there were no certain items excluded for comparison to prior year periods.

	First Nine Months
(in millions)	2023	2022
Net cash provided by operating activities	$1,032	$2,098
Purchases of property, plant and equipment	(271)	(260)
Proceeds from sales of property, plant and equipment	9	79
Free Cash Flow	$770	$1,917

Diluted earnings per common share may not foot due to rounding.